Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Current Report on Form 8-K of our report, dated June 25, 1998 (July 7, 1998, as to Note 7), which appears on page 15 of the Annual Report on Form 10-KSB of Genetic Laboratories Wound Care, Inc. for the year ended May 31, 1998.



                                                     /s/ McGladrey & Pullen, LLP

Minneapolis, Minnesota
September 23, 1998